                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Metropolitan Financial Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Ohio                                               34-1109469
----------------------------------------                 ----------------------
(State of Incorporation or Organization)                   (IRS Employer
                                                          Identification No.)

 6001 Landerhaven Drive,  Mayfield Heights, Ohio              44124
-------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
debt securities and is                  debt securities and is to
effective upon filing                   become effective
pursuant to General                     simultaneously with the
Instruction A(c)(1) please              effectiveness of a
check the following box. [ ]            concurrent registration
                                        statement under the
                                        Securities Act of 1933
                                        pursuant to General
                                        Instruction A(c)(2) please
                                        check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on
         Title of Each Class                 Which Each Class is to be
         to be so Registered                        Registered
         -------------------                        ----------

              None                                     None
    --------------------------              --------------------------





Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, without par value
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
REGISTERED.

                           The Registrant incorporates herein by reference
the description of the Common Stock, without par value, contained under the heading "Description of the Capital Stock" in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-12381), filed with the Securities and Exchange Commission on September 20, 1996 (the "Registration Statement"), and as amended by any amendments to the Registration Statement filed after the date of the filing of this Form 8-A.

ITEM 2.  EXHIBITS.

Exhibit No.                  Description
-----------                  -----------

        1. Form of Certificate of Common Stock, without par value.

        2. Amended and Restated Articles of Incorporation of the Registrant (to be effective prior to the consummation of the offering of the Registrant's Common Stock, without par value, in connection with the Registration Statement).

        3. Amended and Restated Code of Regulations of the Registrant (to be effective prior to the consummation of the offering of the Registrant's Common Stock, without par value, in connection with the Registration Statement).

        4. Form of Indenture entered into on December 1, 1995 between the Registrant and Boatmen's Trust Company. Incorporated by reference to
                             Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 33-98380), filed on November 13, 1995.

                           In addition to the foregoing exhibits, the
Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 will be filed as exhibits to the copy of this Form 8-A filed with Nasdaq.

                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            Metropolitan Financial Corp.
                                            ----------------------------
                                                    (Registrant)


Dated:  October 11, 1996                    By: /s/ David G. Lodge
                                               -----------------------------
                                               David G. Lodge, President,
                                                 Assistant Secretary, Assistant
                                                 Treasurer, and Director






                                   Page 3 of 3